K. R. MARGETSON LTD.

Chartered Professional Accountant

331 East 5th Street
North Vancouver BC V7L 1M1
Canada
keith@krmargetson.com

Tel: 604.220.7704
Fax: 1.855.603.3228

October 3, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

I have read the statements made by Quest Water Global, Inc. (the "Company"), which I understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of the Company dated October 3, 2023. I agree with the statements concerning my firm in such Form 8-K.

Yours very truly,

Keith Margetson, CPA, CA,